Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Basin Water Signs Definitive Agreement To Acquire Mobile Process Technology, Inc.

Synergistic expansion of business is expected to broaden offering to municipal drinking water market, extend geographical reach and provide a platform for industrial water treatment activities

RANCHO CUCAMONGA, CA, 4 September 2007 — Basin Water Inc. (NASDAQ:BWTR) announced today that it has signed a definitive agreement to acquire the stock of Mobile Process Technology Company (MPT) (Memphis, TN, USA). Subject to completion of certain ongoing customary and other closing conditions, the parties expect to close this transaction within the next few weeks. The acquisition of MPT is expected to represent a synergistic expansion of Basin Water’s business in the municipal drinking water treatment market via smaller-capacity treatment systems and central regeneration facilities. It is also expected to accomplish geographical expansion for Basin Water and create a platform for entry into the industrial service market. The key components of the acquisition are MPT’s expertise in process design and engineering that is anticipated to facilitate new application development. These capabilities are expected to drive new opportunities for Basin Water in both municipal groundwater and industrial service markets. MPT’s technology is expected to expand Basin Water’s ability to offer technology+service solutions that deliver guaranteed performance and guaranteed costs for drinking water, process water and wastewater projects.

According to Mike Stark, President and Chief Operating Officer of Basin Water, the MPT acquisition is an excellent fit with Basin Water’s strategies for regional expansion and for broadening its offerings to both municipal and industrial customers. “We have said in the past that it has been our goal to expand our business from our strong base in the West and Southwest to become a national provider of high quality water. MPT’s position in the Eastern U.S. will give us an established footprint and customers in this region,” he said. “We have also said that we will grow our capability to serve a broader range of requirements for the municipal drinking water market, and become active in the industrial process services market. Upon the acquisition of Mobile Process Technology, we will have made a strong move to accomplish all three objectives,” he added. In addition to serving as Basin Water’s outpost in the Southeast, the MPT Memphis facility is expected to function as a hub for the company’s developing activity in industrial markets.

Founded in 1969, MPT is a process technology company with strengths in adsorption, membrane filtration and industrial chromatography used for groundwater purification, industrial water treatment, and purification of industrial process streams. The company has significant expertise in ion exchange processes for wastewater and process water treatment over a wide range of industries. This expertise is expected to augment Basin Water’s technology in enhanced ion exchange. In addition to their work with ion exchange systems, MPT has also provided its customers coagulation filtration systems, reverse osmosis systems, and chemical purification systems. It has specialized technology for arsenic, radium, uranium, mercury and other metals as well as ion removal.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com

Like Basin Water, MPT’s offering to the water market features a strong service component. MPT water services include process development, waste stream elimination, resource recovery, and groundwater remediation. The company also provides off-site media regeneration and waste disposal services for water treatment systems at their licensed, permitted and NSF-certified Memphis, Tennessee facilities. MPT has made inroads to a number of promising industrial markets in the areas of waste stream elimination and resource recovery.

The acquisition is expected to result in a number of synergies. MPT’s history of system design gives Basin Water access to high-efficiency smaller-scale ion exchange systems that are cost-effective and that represent a significant market opportunity. MPT typically provides and services systems with capacities in the range of 20 to 750 gallons per minute (gpm) utilizing ion exchange and coagulation filtration technologies for treatment of groundwater. Basin Water has established itself as a provider of larger-scale water treatment systems (over 600 gpm). The two companies share a focus on removal of contaminants such as nitrate, uranium and arsenic, allowing Basin Water to transition into new business using existing sales and technical resources after the acquisition.

According to Stark, one of the key benefits of the MPT acquisition for Basin Water is the process design and engineering team that will join the company. “The unique technical skills of MPT’s President and CEO Frank Craft and Executive Vice President Mike Kelly will allow us to take advantage of a host of new market opportunities in our core markets and well beyond,” he said. “We’re excited to be able to offer this technical excellence to our existing customer base and to leverage it to develop new relationships in industrial water treatment,” he added. Craft echoed Stark’s thoughts in the new potential offered via the acquisition. “Combining the skills and resources of MPT with Basin Water will leverage the sales and management skills of Basin Water and the technical skills and reputation of MPT into a team that is more powerful together.”

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term sources of water for many communities, which includes designing, building and implementing systems for the treatment of contaminated groundwater. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system which reduces groundwater contamination levels in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s ability to consummate the acquisition of MPT, the company’s ability to successfully integrate the operations of MPT and achieve expected synergies, the company’s ability to increase revenues after the expected acquisition, the company’s limited operating history, significant operating losses associated with certain of the company’s contracts, the company’s ability to identify and consummate other acquisition opportunities that improve the company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the company’s ability to attract and retain qualified personnel and management members and the company’s ability to manage its capital to meet future liquidity needs and the timing of the company’s stock repurchases, if any. More detailed information about these risks and uncertainties are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10Q for the quarter ended June 30, 2007. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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CONTACT:
Basin Water, Inc.
Michael M. Stark
President & COO
909 481-6800 www.basinwater.com

SOURCE: Basin Water, Inc.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com